Exhibit 99.3

VERITAS SOFTWARE CORPORATION
FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2005

      The condensed consolidated financial statements of VERITAS Software Corporation (referred to in this exhibit as the “Company”) for the three months ended March 31, 2005 are provided in this exhibit. The condensed consolidated financial statements included in this exhibit are as follows:

VERITAS SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004

	(Unaudited)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$633,721	$700,108
Short-term investments	1,788,000	1,853,092
Accounts receivable, net of allowance for doubtful accounts of $3,204 and $4,698, respectively	259,794	393,897
Other current assets	97,189	103,917
Deferred income taxes	44,151	44,311

Total current assets	2,822,855	3,095,325
Property and equipment, net	575,258	585,243
Other intangibles, net	139,640	153,373
Goodwill, net	1,949,639	1,953,432
Other non-current assets	22,619	24,375
Deferred income taxes	76,791	76,811

	$5,586,802	$5,888,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,270	$38,440
Accrued compensation and benefits	114,836	152,443
Accrued acquisition and restructuring costs	16,704	18,203
Other accrued liabilities	111,121	102,118
Current portion of long-term debt	—	380,630
Income taxes payable	164,306	126,873
Deferred revenue	547,063	547,853

Total current liabilities	981,300	1,366,560
Convertible subordinated notes	520,000	520,000
Accrued acquisition and restructuring costs	44,387	47,877
Other long-term liabilities	27,269	30,431

Total liabilities	1,572,956	1,964,868
Stockholders’ equity:
Common stock	427	424
Additional paid-in capital	4,917,223	4,875,420
Accumulated deficit	(891,963)	(966,665)
Deferred stock-based compensation	(23,717)	(29,346)
Accumulated other comprehensive income	11,876	43,858

	4,013,846	3,923,691

	$5,586,802	$5,888,559

See accompanying notes to condensed consolidated financial statements.

VERITAS SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,

	2005	2004

	(Unaudited)

	(In thousands, except per
	share amounts)
Net revenue:
User license fees	$323,242	$302,409
Services	236,016	183,338

Total net revenue	559,258	485,747
Cost of revenue:
User license fees	8,612	9,519
Services(1)	79,045	65,843
Amortization of developed technology	7,424	3,824

Total cost of revenue	95,081	79,186

Gross profit	464,177	406,561
Operating expenses:
Selling and marketing(1)	165,652	143,038
Research and development(1)	97,510	79,924
General and administrative(1)	87,907	47,749
Amortization of other intangibles	2,430	2,394
In-process research and development	—	400

Total operating expenses	353,499	273,505

Income from operations	110,678	133,056
Interest and other income, net	15,532	11,326
Interest expense	(5,198)	(5,702)
Gain on strategic investments	732	7,496

Income before income taxes	121,744	146,176
Provision for income taxes	47,042	46,128

Net income	$74,702	$100,048

Net income per share:
Basic	$0.18	$0.23

Diluted	$0.17	$0.22

Number of shares used in computing per share amounts — basic	425,809	430,714

Number of shares used in computing per share amounts — diluted	433,119	444,921

(1)	Amortization of stock-based compensation consists of:

Services	$401	$237
Selling and marketing	1,396	2,881
Research and development	1,331	1,222
General and administrative	60	744

Total amortization of stock-based compensation	$3,188	$5,084

See accompanying notes to condensed consolidated financial statements.

VERITAS SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,

	2005	2004

	(Unaudited)

	(In thousands)
Cash flows from operating activities:
Net income	$74,702	$100,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,075	30,075
Amortization of developed technology	7,424	3,824
Amortization of other intangibles	2,430	2,394
In-process research and development	—	400
Provision for (recovery of) allowance for doubtful accounts	(454)	518
Stock-based compensation	3,188	5,084
Tax benefits from stock plans	5,263	6,816
Gain on strategic investments	(732)	(7,496)
Loss on sale and disposal of assets	—	1,083
Deferred income taxes	12	(8,320)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	128,332	93,328
Other assets	7,857	(8,236)
Accounts payable	(10,955)	(9,252)
Accrued compensation and benefits	(36,169)	(36,641)
Accrued acquisition and restructuring costs	(4,461)	(7,479)
Other liabilities	6,553	(14,696)
Income taxes payable	37,546	39,959
Deferred revenue	6,249	25,652

Net cash provided by operating activities	256,860	217,061
Cash flows from investing activities:
Purchases of investments	(360,110)	(962,140)
Sales and maturities of investments	414,214	598,515
Purchases of property and equipment	(19,054)	(28,081)
Purchases of businesses and technologies, net of cash acquired	(528)	(60,449)

Net cash provided by (used for) investing activities	34,522	(452,155)
Cash flows from financing activities:
Repayment of long-term debt	(380,630)	—
Proceeds from issuance of common stock	39,485	43,353

Net cash provided by (used for) financing activities	(341,145)	43,353
Effect of exchange rate changes	(16,624)	(3,036)

Net decrease in cash and cash equivalents	(66,387)	(194,777)
Cash and cash equivalents at beginning of period	700,108	823,171

Cash and cash equivalents at end of period	$633,721	$628,394

Supplemental disclosures:
Cash paid for interest	$8,027	$4,822

Cash paid for income taxes	$3,217	$18,347

See accompanying notes to condensed consolidated financial statements.

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Basis of Presentation

      The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation have been included. The results for the interim periods presented are not necessarily indicative of the results that may be expected for any future period. The following information should be read in conjunction with the consolidated financial statements and accompanying notes included in VERITAS Software Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004.

2.	Merger of VERITAS with Symantec Corporation

      On December 16, 2004, VERITAS and Symantec Corporation announced that the companies had entered into a definitive agreement (the “Agreement”) to merge in an all-stock transaction. Under the Agreement, which has been unanimously approved by both boards of directors, all of the Company’s stock will be converted into Symantec stock at a fixed exchange ratio of 1.1242 shares of Symantec common stock for each outstanding share of VERITAS common stock. Upon closing, Symantec stockholders will own approximately 60 percent and VERITAS stockholders will own approximately 40 percent of the combined company. Completion of the merger is subject to customary closing conditions that include receipt of required approvals from the stockholders of the Company and Symantec and receipt of required regulatory approvals. The transaction may not be completed if any of the conditions are not satisfied.

      Under terms specified in the Agreement, VERITAS or Symantec may terminate the Agreement, and as a result either VERITAS or Symantec may be required to pay a $440 million termination fee to the other party in certain circumstances. Either Symantec or VERITAS may terminate the Agreement if the merger has not closed by June 30, 2005, as long as the terminating party has not caused the delay in closing by not complying with a term of the Agreement.

3.	Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

4.	Accounting for Stock-Based Compensation

      The Company accounts for employee stock-based compensation in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and the disclosure requirements of SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123. Since the exercise price of options granted under the Company’s stock option plans is equal to the market value on the date of grant, no compensation cost has been recognized for grants under such plans. In accordance with APB Opinion No. 25, the Company does not recognize compensation cost related to its employee stock purchase plan. The Company recognizes stock-based compensation expense in connection with stock options assumed in acquisitions and its grants of restricted stock units over the applicable service period which is generally equal to the vesting period. The following table illustrates the effect on net income and net income per share if the Company had

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

accounted for its stock option and stock purchase plans under the fair value method of accounting under SFAS No. 123, Accounting for Stock-Based Compensation:

	Three Months Ended
	March 31,

	2005	2004

	(In thousands, except per
	share amounts)
Net income:
As reported	$74,702	$100,048
Add:
Stock-based compensation expense included in net income, net of tax	2,200	3,457
Less:
Stock-based compensation expense determined under the fair value based method for all awards, net of tax	(45,039)	(73,237)

Pro forma	$31,863	$30,268

Basic income per share:
As reported	$0.18	$0.23

Pro forma	$0.07	$0.07

Diluted income per share:
As reported	$0.17	$0.22

Pro forma	$0.07	$0.07

      For the pro forma amounts determined under SFAS No. 123, as set forth above, the fair value of each stock option grant under the stock option plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants:

	Three Months Ended
	March 31,

	2005	2004

Risk-free interest rate	3.75%	2.58%
Dividend yield	0%	0%
Weighted average expected life	4.0 years	4.0 years
Volatility of common stock	45%	55%

      The fair value of the employees’ purchase rights under the employee stock purchase plan is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for these rights:

	Three Months Ended March 31,

	2005	2004

Risk-free interest rate	2.86%-3.41%	1.00%-1.87%
Dividend yield	0%	0%
Weighted average expected life	6 to 24 months	6 to 24 months
Volatility of common stock	60%	86%

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      In 2004, the Company granted restricted stock units to certain employees resulting in stock-based compensation expense of $0.9 million for the three months ended March 31, 2005 and none for the three months ended March 31, 2004. The compensation expense related to the restricted stock units is charged to the statement of operations over the vesting period, which is 3 to 4 years.

      As a result of the Company’s restatement of its financial statements for 2002 and 2001 and the delay in filing its Form 10-K for the year ended December 31, 2003, the Company suspended option-holders’ ability to use the Company’s registration statements for its stock option plans (the “Plans”). As a result, option-holders were unable to exercise options under the Plans until such time as the Company filed its Form 10-K for the year ended December 31, 2003 and lifted the suspension on the use of the registration statements. Pursuant to the terms of the Plans, options held by certain former employees of the Company were scheduled to expire during the suspension period. On March 15, 2004, the Company extended the expiration date of such options for a period of 15 days from the date of filing the Form 10-K, which was considered a modification of such options. For the three months ended March 31, 2004, $4.3 million was expensed in the statement of operations as a result of this modification.

5.	Net Income per Share

      The following table sets forth the computation of basic and diluted net income per share:

	Three Months Ended
	March 31,

	2005	2004

	(In thousands, except
	per share amounts)
Numerator:
Net income	$74,702	$100,048

Denominator:
Denominator for basic net income per share — weighted-average shares outstanding	425,809	430,714
Potential common shares	7,310	14,207

Denominator for diluted net income per share	433,119	444,921

Basic net income per share	$0.18	$0.23

Diluted net income per share	$0.17	$0.22

      For the three months ended March 31, 2005 and 2004, potential common shares consist of employee stock options using the treasury stock method. The following table sets forth the potential common shares that were excluded from the net income per share computations:

	Three Months
	Ended March 31,

	2005	2004

	(In thousands)
Employee stock options outstanding(1)	37,115	27,901
0.25% convertible subordinated notes(2)	11,274	11,274

(1)	These employee stock options were excluded from the computation of diluted net income per share because the exercise price was greater than the average market price of the Company’s common stock during the period, and therefore the effect is antidilutive.

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

(2)	Potential common shares related to the Company’s 0.25% convertible subordinated notes were excluded from the computation of diluted net income per share because the effective conversion price was higher than the average market price of the Company’s common stock during the period, and therefore the effect is antidilutive.

      The weighted average exercise prices of employee stock options with exercise prices exceeding the average fair value of the Company’s common stock was $52.63 and $68.49 per share for the three months ended March 31, 2005 and 2004, respectively.

6.	Business Combinations

DataCenterTechnologies NV

      On April 15, 2005, the Company acquired all of the outstanding capital stock of DataCenterTechnologies NV (“DCT”), a privately held Belgian Company. The Company acquired DCT to extend centralized data protection to remote office locations of enterprise customers. The DCT acquisition included total purchase consideration of approximately $58 million, which included $57 million of cash and $1 million of acquisition-related costs. The results of operations of DCT will be included in the Company’s consolidated financial statements from the date of acquisition.

KVault Software Limited

      On September 20, 2004, the Company acquired all of the outstanding capital stock of KVault Software Limited (“KVS”), a provider of e-mail archiving products. The Company acquired KVS to extend its storage software market to include products to store, manage, backup and archive corporate e-mail and data. The KVS acquisition included total purchase consideration of $249.2 million which included $224.1 million of cash, $19.6 million relating to the assumption of KVS’ outstanding unvested stock options for 1.2 million shares of the Company’s common stock and $5.5 million of acquisition-related costs. The purchase price was allocated to goodwill of $144.4 million, developed technology of $54.3 million, customer base of $18.1 million, other intangible assets of $2.6 million, in-process research and development (“IPR&D”) of $11.5 million, net tangible assets of $1.1 million and deferred stock-based compensation of $17.2 million. The Company does not expect future adjustments to the purchase price or purchase price allocation to be material. The weighted average amortization period for all purchased intangibles is 5.0 years.

      Acquisition-related costs of $5.5 million consist of $2.2 million associated with legal and other professional fees, $2.1 million for terminating and satisfying existing lease commitments, $0.1 million of severance related costs and $1.1 million of government taxes associated with the acquisition. Costs associated with terminating and satisfying existing lease commitments will be paid over the remaining lease terms ending in 2006 through 2015 or over a shorter period as the Company may negotiate with its lessors. The Company expects the majority of costs will be paid by the year ending December 31, 2008. Total cash outlays for acquisition-related costs were approximately $3.2 million for professional fees and government taxes through March 31, 2005.

      The results of operations of KVS are included in the Company’s consolidated financial statements from September 21, 2004. The pro forma results of operations disclosed below give effect to the acquisition of KVS as if the acquisition was consummated on January 1, 2004.

Invio Software, Inc.

      On July 14, 2004, the Company acquired all of the outstanding capital stock of Invio Software, Inc. (“Invio”), a privately held supplier of information technology (“IT”) process automation technology. The

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

Company acquired Invio to extend the capability of software products that enable utility computing by offering customers a tool for standardizing and automating IT service delivery in key areas such as storage provisioning, server provisioning and data protection. The Invio acquisition included purchase consideration of approximately $35.4 million which included $34.9 million in cash and $0.5 million of acquisition-related costs. The purchase price was allocated to goodwill of $22.8 million, developed technology of $7.7 million, net deferred tax assets of $4.6 million and net tangible assets of $0.3 million. The amortization period for the developed technology is 4.0 years. Acquisition-related costs consist of $0.5 million for legal and other professional fees, all of which have been paid. The results of operations of Invio were included in the Company’s consolidated financial statements from the date of acquisition. The pro forma impact of the acquisition on the Company’s results of operations is not significant.

Ejasent, Inc.

      On January 20, 2004, the Company acquired all of the outstanding capital stock of Ejasent, Inc. (“Ejasent”), a privately held provider of application virtualization technology for utility computing. The Company acquired Ejasent to add important application migration technology, which allows IT personnel to move an application from one server to another without disrupting or terminating the application, to the Company’s growing utility computing portfolio. The Ejasent acquisition included purchase consideration of $61.2 million, with $47.8 million in cash and $13.4 million of acquisition-related costs. The purchase price was allocated to goodwill of $33.0 million, developed technology of $10.2 million, other intangibles of $1.9 million, IPR&D of $0.4 million, net deferred tax assets of $15.9 million and net tangible liabilities of $0.2 million. The weighted average amortization period for all purchased intangible assets is 4.4 years. Acquisition-related costs consist of $11.2 million of change in control bonuses and direct transaction costs of $2.2 million for legal and other professional fees, all of which have been paid. The results of operations of Ejasent were included in the Company’s consolidated financial statements from the date of acquisition. The pro forma impact of the acquisition on the Company’s results of operations is not significant.

Pro Forma Results of Operations

      The results of operations of KVS are included in the Company’s consolidated financial statements from the date of acquisition. The following table presents pro forma results of operations and gives effect to the acquisition of KVS as if the acquisition was consummated on January 1, 2004. The unaudited pro forma results of operations are not necessarily indicative of what would have occurred had the acquisition been made as of the beginning of the period or of the results that may occur in the future. Net income excludes the write-off of acquired IPR&D of $11.5 million and includes amortization of intangible assets per quarter of $3.7 million. Net income also includes amortization of deferred compensation per quarter of $2.0 million. The unaudited pro forma information is as follows:

Three Months Ended
March 31, 2004

(In thousands, except
per share amounts)
Total net revenue	$495,829
Net income	$101,023
Net income per share — basic	$0.24
Net income per share — diluted	$0.23

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

7.	Goodwill and Other Intangible Assets

      On January 1, 2002, the Company adopted SFAS No. 142. As a result, the Company no longer amortizes goodwill but will test it for impairment annually and whenever events or changes in circumstances suggest that the carrying amount may not be recoverable.

      The following table sets forth the carrying amount of goodwill. Goodwill also includes amounts originally allocated to assembled workforce (in thousands):

Balance at December 31, 2004	$1,953,432
Impact of exchange rates	(3,793)

Balance at March 31, 2005	$1,949,639

      The following tables set forth the carrying amount of other intangible assets that will continue to be amortized, including the impact of exchange rates:

	March 31, 2005

	Gross
	Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount

	(In thousands)
Developed technology	$364,322	$265,946	$98,376
Distribution channels	234,800	234,800	—
Trademarks	29,373	26,635	2,738
Other intangible assets	79,702	46,838	32,864

Intangibles related to acquisitions	708,197	574,219	133,978
Convertible subordinated notes issuance costs	12,595	6,933	5,662

Total other intangibles	$720,792	$581,152	$139,640

	December 31, 2004

	Gross
	Carrying	Accumulated	Net Carrying
	Amount	Amortization	Amount

	(In thousands)
Developed technology	$365,568	$258,250	$107,318
Distribution channels	234,800	234,800	—
Trademarks	29,433	26,214	3,219
Other intangible assets	80,153	44,037	36,116

Intangibles related to acquisitions	709,954	563,301	146,653
Convertible subordinated notes issuance costs	12,595	5,875	6,720

Total other intangibles	$722,549	$569,176	$153,373

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      The total amortization expense related to developed technology and other intangible assets is set forth in the table below:

	Three Months Ended
	March 31,

	2005	2004

	(In thousands)
Developed technology	$7,802	$4,201
Trademarks	426	288
Other intangible assets	2,869	2,269

Total amortization expense	$11,097	$6,758

      For the three months ended March 31, 2005 and 2004, total amortization expense for intangible assets includes $1.2 million and $0.5 million, respectively, that was included in cost of user license fees.

      The total expected future annual amortization of intangible assets related to acquisitions is set forth in the table below:

Future
Amortization

(In thousands)
2005	$32,462
2006	41,435
2007	29,602
2008	18,634
2009	11,845

Total	$133,978

      For the three months ended March 31, 2005 and 2004, amortization of the convertible subordinated notes issuance costs of $1.1 million and $1.0 million, respectively, was included in interest expense. The expected future annual amortization of the convertible subordinated notes issuance costs is $3.2 million for the remainder of 2005 and $2.5 million for 2006.

8.	Strategic Investments

      The Company holds investments in capital stock of privately-held companies. The total carrying amount of these strategic investments was $2.7 million as of March 31, 2005 and December 31, 2004. These strategic investments are included in other non-current assets. During the three months ended March 31, 2005 and 2004, the Company realized gains of $0.7 million and $7.5 million, respectively, related to its strategic investments. Other-than-temporary declines in the fair value of the Company’s strategic investments are determined based on the value of the investee’s stock, its inability to obtain additional private financing, its cash position and current burn rate, the status and competitive position of the investee’s products and the uncertainty of its financial condition among other factors. The Company recorded no impairment losses on strategic investments for the three months ended March 31, 2005 or 2004.

9.	Accrued Restructuring Costs

      In the fourth quarter of 2002, the Company’s board of directors approved a facility restructuring plan to exit and consolidate certain of the Company’s facilities located in 17 metropolitan areas worldwide. The

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

facility restructuring plan was adopted to address overcapacity in its facilities as a result of lower than planned headcount growth in these metropolitan areas. In connection with this facility restructuring plan, the Company recorded a net restructuring charge (the “2002 Facility Accrual”) to operating expenses of $96.1 million in the fourth quarter of 2002. The 2002 Facility Accrual was originally comprised of (i) $86.9 million associated with terminating and satisfying remaining lease commitments, partially offset by sublease income net of related sublease costs and (ii) write-offs of $9.2 million for net assets.

      In the third quarter of 2004, the Company acquired KVS and, as a result, reversed $9.6 million, net, of the 2002 Facility Accrual related to previously restructured facilities to be occupied by KVS personnel. As of March 31, 2005, the remaining balance of the 2002 Facility Accrual was $49.1 million. For the three months ended March 31, 2005, cash outlays of $3.0 million and the impact of foreign exchange rates of $0.3 million were recognized. Restructuring costs will be paid over the remaining lease terms, ending at various dates through 2022, or over a shorter period as the Company may negotiate with its lessors. The majority of costs are expected to be paid by the year ending December 31, 2010.

      The Company is in the process of seeking suitable subtenants for these facilities. The estimates related to the 2002 Facility Accrual may vary significantly depending, in part, on factors that are beyond the Company’s control, including the commercial real estate market in the applicable metropolitan areas, its ability to obtain subleases related to these facilities and the time period to do so, the sublease rental market rates and the outcome of negotiations with lessors regarding terminations of some of the leases. Adjustments to the 2002 Facility Accrual will be made if actual lease exit costs or sublease income differ materially from amounts currently expected. Because a portion of the 2002 Facility Accrual relates to international locations, the accrual will be affected by exchange rate fluctuations.

      As of March 31, 2005, accrued acquisition and restructuring costs consisted of the 2002 Facility Accrual discussed above, acquisition-related costs discussed in Note 6 and other accrued acquisition and restructuring charges incurred from 1999 through 2004, net of cash payments made.

      The components of accrued acquisition and restructuring costs and movements within these components through March 31, 2005 were as follows:

	Direct	Involuntary
	Transaction	Termination	Facility
	Costs	Benefits	Related Costs	Total

	(In millions)
Balance at December 31, 2004	$0.4	$0.1	$65.6	$66.1
Cash payments	—	—	(4.5)	(4.5)
Impact of exchange rates	—	—	(0.5)	(0.5)

Balance at March 31, 2005	$0.4	$0.1	$60.6	$61.1

10.	Convertible Subordinated Notes

      In August 2003, the Company issued $520.0 million of 0.25% convertible subordinated notes due August 1, 2013 (“0.25% Notes”) for which the Company received net proceeds of approximately $508.2 million, to several initial purchasers in a private offering. The 0.25% Notes were issued at their face value and provide for semi-annual interest payments of $0.7 million each February 1 and August 1, beginning February 1, 2004. Effective as of January 28, 2004, the 0.25% Notes began accruing additional interest at a rate of 0.25% as a result of the Company’s registration statement having not been declared effective by the SEC on or before the 180th day following the original issuance of the 0.25% Notes and the 0.25% Notes continued to accrue additional interest at that rate until April 27, 2004, the 90th day following such registration default. On April 28, 2004, the 0.25% Notes began to accrue additional interest

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

at a rate of 0.50% per annum and continued to accrue such additional interest until November 23, 2004, the day prior to the date on which the registration statement was declared effective. Effective as of January 30, 2005, the 0.25% Notes began to accrue additional interest at a rate of 0.25% per annum as a result of the Company’s registration statement having been suspended by the Company beyond its permitted grace period. The 0.25% Notes accrued additional interest at this rate until April 30, 2005. On May 1, 2005, the 0.25% Notes began to accrue additional interest at a rate of 0.50% per annum and will continue to accrue additional interest at this rate until the suspension of the registration statement is lifted or until the Company is no longer required to maintain the effectiveness of the registration statement. The 0.25% Notes are convertible, under specified circumstances, into shares of the Company’s common stock at a conversion rate of 21.6802 shares per $1,000 principal amount of notes, which is equivalent to a conversion price of approximately $46.13 per share. Pursuant to the terms of a supplemental indenture dated as of October 25, 2004, the Company will be required to deliver cash to holders upon conversion, except to the extent that its conversion obligation exceeds the principal amount of the notes converted, in which case, the Company will have the option to satisfy the excess (and only the excess) in cash and/or shares of common stock.

      The conversion rate of the 0.25% Notes is subject to adjustment upon the occurrence of specified events. The specified circumstances under which the 0.25% Notes are convertible prior to maturity are: (1) during any quarterly conversion period (which periods begin on the eleventh trading day of each fiscal quarter and end on the eleventh trading day of the following fiscal quarter) prior to August 1, 2010, if the closing sale price of the Company’s common stock for at least 20 trading days in the 30 trading day period ending on the first day of such conversion period exceeds 120% of the conversion price of the notes on that first day, (2) during the period beginning August 1, 2010 through the maturity date of the notes, if the closing sale price of the Company’s common stock is more than 120% of the then current conversion price, (3) during the five consecutive business day period following any five consecutive trading day period in which the average of the trading prices for the 0.25% Notes was less than 95% of the average of the sale price of the Company’s common stock multiplied by the then current conversion rate of the notes, (4) the Company’s corporate credit rating assigned by Standard & Poor’s falls below B- (and if Moody’s has assigned a corporate credit rating to the Company and such rating is lower than B3) or if both such ratings are withdrawn, (5) the Company calls the notes for redemption or (6) upon the occurrence of corporate transactions specified in the indenture governing the notes (including, for the 15 days prior to the anticipated closing date of a merger, consolidation or similar transaction and the 15 days after the date of closing of such transaction), at the option of the holder, the 0.25% Notes are convertible in accordance with the applicable terms. On or after August 5, 2006, the Company has the option to redeem all or a portion of the 0.25% Notes at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest. On August 1, 2006 and August 1, 2008, or upon the occurrence of a fundamental change involving the Company, holders of the 0.25% Notes may require the Company to repurchase their notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

11.	Long-Term Debt

      In 1999 and 2000, the Company entered into three build-to-suit lease agreements for office buildings in Mountain View, California, Roseville, Minnesota and Milpitas, California. The Company began occupying the Roseville and Mountain View facilities in May and June 2001, respectively, and began occupying the Milpitas facility in April 2003. Prior to July 1, 2003, the Company accounted for these properties as operating leases in accordance with SFAS No. 13, Accounting for Leases, as amended. On July 1, 2003, the Company adopted FIN 46. Under FIN 46, the lessors of the facilities are considered variable interest entities, and the Company was considered the primary beneficiary. Accordingly, the Company began consolidating these variable interest entities on July 1, 2003 and included the property and

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

equipment and related debt on its balance sheet and the results of operations in its consolidated statement of operations from July 1, 2003. In March 2005, the Company acquired these properties for an aggregate cash purchase price of approximately $384 million, which included approximately $3 million for accrued interest. As of March 31, 2005, there was no remaining debt balance related to these properties.

      In January 2002, the Company entered into two three-year pay fixed, receive floating, interest rate swaps for the purpose of hedging the cash payments related to the Mountain View and Roseville agreements. Under the terms of these interest rate swaps, the Company made payments based on the fixed rate and received interest payments based on the 3-month LIBOR rate. For the three months ended March 31, 2005 and 2004, the aggregate payments on the debt agreements, including the net payments on the interest rate swaps, were $3.5 million and $4.0 million, respectively, and were included in interest expense in the consolidated statements of operations in accordance with FIN 46. In connection with the purchase of the properties described above, the Company settled the interest rate swaps in March 2005 with no impact to the statement of operations.

12.	Comprehensive Income

      The following are the components of comprehensive income:

	Three Months Ended
	March 31,

	2005	2004

	(In thousands)
Net income	$74,702	$100,048
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(21,992)	(2,128)
Derivative financial instrument adjustments	1,730	920
Unrealized gain (loss) on marketable securities	(11,720)	1,295

Comprehensive income	$42,720	$100,135

      The components of accumulated other comprehensive income are:

	March 31,	December 31,
	2005	2004

	(In thousands)
Foreign currency translation adjustments	$35,951	$57,943
Derivative financial instrument adjustments	—	(1,730)
Unrealized loss on marketable securities	(24,075)	(12,355)

Accumulated other comprehensive income	$11,876	$43,858

13.	Derivative Financial Instruments

      As of March 31, 2005, the total gross notional amount of the Company’s foreign currency forward contracts was approximately $207.7 million, all of which hedge intercompany accounts, as well as non-functional currency denominated cash, cash equivalents, short-term investments and accounts receivable of certain of its international subsidiaries. The forward contracts had terms of 31 days or less and settled on April 29, 2005. All foreign currency transactions and all outstanding forward contracts are marked-to-market at the end of the period with unrealized gains and losses included in interest and other income, net. The unrealized gain (loss) on the outstanding forward contracts at March 31, 2005 was immaterial to the Company’s consolidated financial statements.

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

14.	Credit Facility

      During 2002, the Company’s Japanese subsidiary entered into a short-term credit facility with a multinational Japanese bank in the amount of 1.0 billion Japanese yen ($9.3 million USD). At March 31, 2005 and December 31, 2004, no amount was outstanding. The short-term credit facility was renewed in March 2005 and is due to expire in March 2006. Borrowings under the short-term credit facility bear interest at Tokyo Inter Bank Offered Rate plus 0.5%. There are no covenants on the short-term credit facility and the loan has been guaranteed by VERITAS Software Global LLC, a wholly-owned subsidiary of the Company.

15.	Commitments and Contingencies

Acquired Technology

      On October 1, 2002, the Company acquired volume replicator software technology for $6.0 million and contingent payments of up to another $6.0 million based on future revenues generated by the acquired technology. The contingent payments will be paid quarterly over 40 quarters, in amounts between $150,000 and $300,000. The Company issued a promissory note payable in the principal amount of $5.0 million, representing the present value of the Company’s minimum payment obligations under the purchase agreement for the acquired technology, which are payable quarterly commencing in the first quarter of 2003 and ending in the fourth quarter of 2012. The contingent payments in excess of the quarterly minimum obligations will be paid as they may become due. The outstanding balance of the note payable was $4.0 million as of March 31, 2005 and $4.1 million as of December 31, 2004 and is included in other long-term liabilities.

SEC Related Matters

      SEC Investigation. Since the third quarter of 2002, the Company has received subpoenas issued by the Securities Exchange Commission in the investigation entitled In the Matter of AOL/Time Warner. The SEC has requested information concerning the facts and circumstances surrounding the Company’s transactions with AOL Time Warner (“AOL”) and related accounting and disclosure matters. The Company’s transactions with AOL, entered into in September 2000, involved a software and services purchase by AOL at a stated value of $50.0 million and the purchase by the Company of advertising services from AOL at a stated value of $20.0 million. In March 2003, the Company restated its financial statements for 2001 and 2000 to reflect a reduction in revenues and expenses of $20.0 million. The restatement included an additional reduction in revenues and expenses of $1.0 million related to two other contemporaneous transactions with other parties entered into in 2000 that involved software licenses and the purchase of online advertising services. In March 2005, the SEC charged AOL with securities fraud pursuant to a complaint entitled Securities and Exchange Commission v. Time Warner, Inc. In its complaint, the SEC described certain transactions between AOL and a “California-based software company that creates and licenses data storage software” that appears to reference the Company’s transactions with AOL as described above, and alleged that AOL aided and abetted that California-based software company in violating Section 10(b) of the Securities Exchange Act of 1934 and Exchange Act Rule 10b-5.

      In March 2004, the Company announced its intention to restate its financial statements for 2002 and 2001 and revise its previously announced financial results for 2003. The decision resulted from the findings of an investigation into past accounting practices that concluded on March 12, 2004. The investigation resulted from concerns raised by an employee in late 2003, which led to a detailed review of the matter in accordance with the Company’s corporate governance processes, including the reporting of the matter to the audit committee of the Company’s board of directors, and to KPMG LLP, the Company’s

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

independent registered public accounting firm. The audit committee retained independent counsel to investigate issues relating to these past accounting practices, and the audit committee’s counsel retained independent accountants to assist with the investigation. In the first quarter of 2004, the Company voluntarily disclosed to the staff of the SEC past accounting practices applicable to the Company’s 2002 and 2001 financial statements that were not in compliance with GAAP.

      The Company and its audit committee continue to cooperate with the SEC in the SEC’s investigation and review of these matters. The Company is in discussions with the staff of the SEC regarding the SEC’s review of these matters, and based on recent communications with the staff, the Company expects these discussions to result in a settlement with the SEC in which the Company would be enjoined from future violations of certain provisions of the Securities Exchange Act of 1934 and required to pay a $30 million penalty. The Company would be unable to deduct the $30 million penalty for income tax purposes, be reimbursed or indemnified for such payment through insurance or any other source, or use the payment to setoff or reduce any award of compensatory damages to plaintiffs in related securities litigation. Final settlement with the SEC would be subject to agreement on final terms and documentation, approval by the Company’s board of directors and approval by the SEC Commissioners. Given that the expected settlement is probable and the amount of loss can be reasonably estimated, the Company has recorded a charge of $30 million classified as general and administrative expense in the statement of operations for the three months ended March 31, 2005. There is a corresponding accrual recorded in other current liabilities in the Company’s balance sheet as of March 31, 2005.

Litigation

      After the Company announced in January 2003 that it would restate its financial results as a result of transactions entered into with AOL in September 2000, numerous separate complaints purporting to be class actions were filed in the United States District Court for the Northern District of California alleging that the Company and some of its officers and directors violated provisions of the Securities Exchange Act of 1934. The complaints contain varying allegations, including that the Company made materially false and misleading statements with respect to the Company’s 2000, 2001 and 2002 financial results included in its filings with the SEC, press releases and other public disclosures. On May 2, 2003, a lead plaintiff and lead counsel were appointed. A consolidated complaint entitled In Re VERITAS Software Corporation Securities Litigation was filed by the lead plaintiff on July 18, 2003. On February 18, 2005, the parties filed a Stipulation of Settlement in the class action. On March 18, 2005, the Court entered an order preliminarily approving the class action settlement. Pursuant to the terms of the settlement, a $35.0 million settlement fund was established on March 25, 2005. The Company’s insurance carriers funded $24.9 million of the settlement fund, and the Company funded $10.1 million of the settlement fund, which one of the Company’s insurance companies was obligated to repay to the Company on or before April 15, 2005. The Company was repaid the $10.1 million as of April 11, 2005.

      In 2003, several complaints purporting to be derivative actions were filed in California Superior Court against some of the Company’s directors and officers. These complaints are generally based on the same facts and circumstances alleged in In Re VERITAS Software Corporation Securities Litigation, referenced above, and allege that the named directors and officers breached their fiduciary duties by failing to oversee adequately the Company’s financial reporting. The state court complaints were consolidated into the action In Re VERITAS Software Corporation Derivative Litigation, which was filed on May 8, 2003 in the Superior Court of Santa Clara County. On January 26, 2005, the parties to the derivative action filed a stipulation of settlement with the Superior Court and the Court entered an order approving the stipulation of settlement and dismissed the lawsuit with prejudice on February 4, 2005.

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      On August 2, 2004, the Company received a copy of an amended complaint in Stichting Pensioenfonds ABP v. AOL Time Warner, et. al. in which the Company was named as a defendant. The case was originally filed in the United States District Court for the Southern District of New York in July 2003 against Time Warner (formerly, AOL Time Warner), current and former officers and directors of Time Warner and AOL, and Time Warner’s outside auditor, Ernst & Young LLP. In adding the Company as a defendant, the plaintiff alleges that the Company aided and abetted AOL in alleged common law fraud and also alleges that the Company engaged in common law fraud as part of a civil conspiracy. The plaintiff seeks an unspecified amount of compensatory and punitive damages. On November 22, 2004, the Company filed a motion to dismiss in this action and the plaintiff filed its opposition memoranda on March 4, 2005. The motion remains pending before the Court.

      On July 7, 2004, a purported class action complaint entitled Paul Kuck, et al. v. VERITAS Software Corporation, et al. was filed in the United States District Court for the District of Delaware. The lawsuit alleges violations of federal securities laws in connection with the Company’s announcement on July 6, 2004 that the Company expected its results of operations for the fiscal quarter ended June 30, 2004 to fall below the Company’s earlier estimates. The complaint generally seeks an unspecified amount of damages. Subsequently, additional purported class action complaints have been filed in Delaware federal court against the same defendants named in the Kuck lawsuit. These complaints are based on the same facts and circumstances as the Kuck lawsuit. On July 19, 2004, defendants filed a motion to transfer venue from Delaware to the Northern District of California. The Court denied the motion on January 14, 2005, and denied the Company’s motion for reconsideration of denial of transfer on March 2, 2005.

      On December 17, 2004, a purported class action complaint entitled Daniel Drotzman, et. al., v. Gary Bloom, et. al., was filed in California Superior Court against the Company’s board of directors. The lawsuit alleged that defendants breached their fiduciary duty by approving the merger agreement the Company entered into with Symantec because they were allegedly motivated to obtain indemnification agreements from Symantec in connection with the Kuck securities class action described above. The complaint generally sought an unspecified amount of damages. Subsequently, an additional purported class action complaint was filed in California state court against the same defendants named in the Drotzman lawsuit. This complaint was based on the same set of facts and circumstances as the Drotzman lawsuit. On January 3, 2005, defendants filed demurrers to both complaints requesting they be dismissed by the Court. On February 15, 2005, plaintiffs filed a request for dismissal without prejudice with the Court, which request was granted by the Court on the same date.

      The foregoing cases that have not been settled or dismissed are still in the preliminary stages, and it is not possible for the Company to quantify the extent of its potential liability, if any. An unfavorable outcome in any of these matters could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flow. In addition, defending any litigation may be costly and divert management’s attention from the day-to-day operations of the Company’s business.

      In addition to the legal proceedings listed above, the Company is also party to various other legal proceedings that have arisen in the ordinary course of business. While the Company currently believes that the ultimate outcome of these proceedings, individually and in the aggregate, will not have a material adverse effect on the Company’s financial position or overall trends in results of operations. However, litigation is subject to inherent uncertainties. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the Company’s results of operations and cash flows for the period in which the ruling occurs. The estimate of the potential impact on the Company’s financial position or overall results of operations for the above discussed legal proceedings could change in the future.

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

16.	Segment Information

      The Company operates in one segment, storage and infrastructure software solutions. The Company’s products and services are sold throughout the world, both directly to end-users and through a variety of indirect sales channels. The Company’s chief operating decision maker, the chief executive officer, evaluates the performance of the Company based upon stand-alone revenue of product channels and the geographic regions of the segment and does not receive discrete financial information about asset allocation, expense allocation or profitability from the Company’s storage products or services.

Geographic Information

	Three Months Ended
	March 31,

	2005	2004

	(In thousands)
User license fees(1):
United States	$142,661	$172,510
Europe(2)	134,202	89,699
Other(3)	46,379	40,200

Total user license fees	323,242	302,409

Services(1):
United States	152,518	125,738
Europe(2)	59,791	41,000
Other(3)	23,707	16,600

Total services	236,016	183,338

Total net revenue	$559,258	$485,747

	March 31,	December 31,
	2005	2004

	(In thousands)
Long-lived assets(4):
United States	$1,942,403	$1,954,158
Europe(2)	705,045	719,290
Other(3)	11,440	11,880

Total	2,658,888	2,685,328
Other assets, including current	2,927,914	3,203,231

Total consolidated assets	$5,586,802	$5,888,559

(1)	License and services revenues are attributed to geographic regions based on location of customers.

(2)	Europe includes the Middle East and Africa.

(3)	Other consists of Canada, Latin America, Japan and the Asia Pacific region.

(4)	Long-lived assets include all long-term assets except those specifically excluded under SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, such as deferred income taxes and financial instruments.

VERITAS SOFTWARE CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(Unaudited)

      For the three months ended March 31, 2005 and 2004, no end-user customer or distributor accounted for more than 10% of the Company’s net revenue.

User License Fees Information

      The Company markets and distributes its software products both as stand-alone software products and as integrated product suites, also referred to as application solutions. The Company derives its user license fees from the licensing of its technology, segregated into three product areas: Data Protection, which include its NetBackup, Backup Exec and Enterprise Vault product families; Storage Management, which includes its Storage Foundation, Replicator and storage resource management product families; and Utility Computing Infrastructure, which includes its Cluster Server, CommandCentral, OpForce and i3 product families. User license fees by product area were as follows:

	Three Months Ended
	March 31,

	2005	2004

	(In millions)
User license fees:
Data protection	$174.3	$161.8
Storage management	75.8	83.9
Utility computing infrastructure	73.1	56.7

Total user license fees	$323.2	$302.4